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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement-Prospectus of our report dated December 18, 1998, (except with respect to note 12 as to which the date is January 8, 1999) included in St. John Knits, Inc.'s Form 10-K, as amended for the year ended November 1, 1998 and to all references to our Firm included in this Proxy Statement-Prospectus.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN

Orange County, California

May 25, 1999